Exhibit 99.2

November 14, 2006

FOR IMMEDIATE RELEASE

PLIANT REPORTS SOLID 3rd QUARTER RESULTS

Schaumburg, IL - Pliant Corporation today reported third quarter sales of $293 million. This represents a 12% increase over the third quarter of 2005, and a 1.5% sequential  increase versus the second quarter of 2006.  Each division of the company reported increased sales as did all geographies including the US, Canada, Mexico, Germany and Australia.  The sales increase was driven primarily by improvements in selling prices and favorable product sales mix, as volume measured in pounds was essentially flat versus third quarter of 2005 and up 1.1% sequentially versus the second quarter of 2006.

EBITDA(R) Improves Versus 2005

Preliminary EBITDA(R) results are $26.0 million. This represents a 20% increase over the third quarter of 2005, and a 3% sequential decline versus the 2nd quarter of 2006. The company remains focused on growing EBITDA(R) via accretive sales growth, lean business practices, cost reduction and innovation. EBITDA(R) is defined as EBITDA with the company’s financial restructuring and reorganization costs added back. These costs are mostly legal fees and financial advisor fees.

Growth and Innovation Continue

Momentum in Sales, Marketing, and Innovation continued in the third quarter, with several important new product launches, including:

•                  BreatheFreshTM family of produce films (patent pending), which enhance shelf-life and improve performance versus conventional films

•                  SteamQuickTM (patent pending) microwaveable packaging for frozen vegetables

•                  BlockadeTM (patent pending) family of high-barrier agricultural films

•                  Stratum NSTM family of nylon skin films for fresh food packaging

All of these products support market evolution, and are a result of Pliant’s aggressive innovation and technology programs.  In the third quarter, Pliant also extended several of our existing Marquee account supply relationships and was awarded new business in the Personal Care, Food and Beverage, and Retail market segments.

Operational Performance Continues to Improve

The company’s continuous improvement programs in its plants advanced again in the 3rd quarter of 2006.

•                  Gross waste was 9.6% vs. 10.4% in the third quarter of 2005.  This calculation is the inverse of first-pass yield, and reductions in this number free-up capacity and lower material conversion costs.

•                  Net waste was 4.3% vs. 5.1% in the third quarter of 2005.  This is the amount of resin that can not be reprocessed in the company’s film-making operations.  Reductions in this number translate into higher EBITDA(R) and lower the company’s resin purchase requirements.  The company has a long-term goal to have net waste rates approach zero.

Chippewa Falls Innovation Center Expansion Completed

Pliant recently held the grand opening of our newly-expanded Center for Innovation in Chippewa Falls, WI.  This 10,000 ft2 addition will house over $4 million of new, pilot-scale extrusion and packaging technology assets.  The investment is designed to keep Pliant on the forefront of packaging technology, with state-of-the art equipment to ensure we continue to provide leading-edge packaging solutions to our customers.

Balanced Capital Investment Program Continues

In the third quarter the company continued its investment in growth, innovation, and cost reduction, completing installation and start-up of several capital expansions, including:

•                  An 8-color flexographic press and two bag-converting machines to accommodate volume growth in the Personal Care and Bakery markets

•                  A three-layer blown extrusion line to create high quality, converter-grade coextruded films to support growth in Frozen Food and Personal Care markets

•                  A new, state-of-the-art, high-speed winder in our Germany extrusion operations to increase production capacity and improve operational efficiency

•                  In-house rewinding in our Australian operations to support growth in the Retail and Foodservice cutter-box markets

The company spent $10.4 million on capital programs in the third quarter and approved an additional $11.0 million of new investment.

Resin & Materials Trending Favorably

Although resin base prices have been volatile, they are currently tracking below the June 2006 level and the near-term outlook is for further declines.  These declines have the effect of freeing up additional liquidity in the company’s working capital accounts.  During the quarter, the company again posted record purchases of resin from the Middle East, the Far East, Europe and the secondary market and continued to aggressively diversify its supplier base.  In addition, we have continued our excellent progress in waste reduction, which frees up capacity and lowers our net material costs.

Financial Reorganization Completed

On July 18, 2006, Pliant consummated its financial reorganization through a series of transactions contemplated in our court-approved Fourth Amended Plan of Reorganization, including:

1)              Changed its state of incorporation from Utah to Delaware

2)              Completed a debt-for-equity exchange, in which all the company’s 13% Senior Subordinated Notes and then-outstanding Series A Preferred Stock and Common Stock were exchanged for new Series AA Preferred Stock, new Common Stock, a new $35 million Subordinated Note, and a $3.2 million consent fee

3)              Entered into new revolving credit facilities with expanded borrowing availability

The new credit facilities provide up to $200 million of borrowing availability, subject to borrowing base capacity.  As of September 30, 2006, the company had $55.2 million of unused availability under these facilities, as well as $5.4 million cash.

2006 Full-Year Outlook

Our full-year guidance is for $104 million to $107 million of EBITDA(R), depending on sales volumes realized in our resin price-sensitive markets.

Summary Comments

Harold Bevis, President and CEO of Pliant Corporation said, “We were pleased with our performance in the 3rd quarter.  We continue to invest in capital improvements, customer programs and innovation.  We remain firmly committed to our strategically sound business plan built on accretive sales growth, lean business practices, cost reduction and innovation.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information.  When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but they may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release.  Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our quarterly report on Form 10-Q for the quarter ended September 30, 2006.  Such risks, uncertainties and other important factors include, among others:

•                  general economic and business conditions, particularly an economic downturn;

•                  inability to conclude our financial restructuring;

•                  continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•                  industry trends;

•                  risks of high leverage and any increases in our leverage;

•                  interest rate increases;

•                  changes in our ownership structure;

•                  raw material costs and availability, particularly resin;

•                  cost and availability of raw materials, particularly resin;

•                  the timing and extent to which we pass through resin cost changes to our customers;

•                  competition;

•                  the loss of any of our major customers;

•                  changes in demand for our products;

•                  new technologies

•                  changes in distribution channels or competitive conditions in the markets or countries where we operate;

•                  costs and/or complications of integrating any future acquisitions;

•                  loss of our intellectual property rights;

•                  foreign currency fluctuations and devaluations and political instability in our foreign markets;

•                  changes in our business strategy or development plans;

•                  availability, terms and deployment of capital;

•                  labor relations and work stoppages;

•                  availability of qualified personnel; and

•                  increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release.  We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 24 manufacturing and research and development facilities around the world and employs approximately 3,025 people.

CONTACT:

Steve Auburn

Phone:  847-969-3319

Email:  steve.auburn@pliantcorp.com

Company Web Site:  www.pliantcorp.com